                                                                    Exhibit 23.6


                               CONSENT OF EXPERT

     We consent to the use of our firm's name, and the references to our reports, in the Registration Statement on Form S-4 of Huntsman International LLC, and any amendments thereto, filed with the Securities and Exchange Commission for the registration of the 10 1/8% Senior Subordinated Notes due 2009.

     Date:  April 6, 2001



                                        /s/ JAMES R. FISHER, CEO
                                        ---------------------------------
                                        International Business Management
                                        Associates